Exhibit 4.1

AMENDMENT NO. 1

AMENDMENT dated as of June 22, 2011 to the Amended and Restated Credit Agreement dated as of June 22, 2006 (the “Credit Agreement”) among CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., CONSOLIDATED EDISON, INC., ORANGE AND ROCKLAND UTILITIES, INC., the BANKS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Amendments. (a) The definition of Letter of Credit Termination Date in Section 1.01 of the Credit Agreement is amended to read as follows:

“Letter of Credit Termination Date” means the first anniversary of the Termination Date (or if such date is not a Domestic Business Day, the next succeeding Domestic Business Day).

(b) The following new definition is added to Section 1.01 of the Credit Agreement:

“Long-Dated Letter of Credit” means any Letter of Credit having an expiry date later than the fifth Domestic Business Day prior to the Termination Date.

(c) Section 2.18 of the Credit Agreement is amended by the addition of the following new subsection (h):

(h) Cash Cover For Long-Dated Letters of Credit. Each Borrower shall on the fifth Domestic Business Day prior to the Termination Date pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral for the benefit of the Banks pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all of its respective Long-Dated Letters of Credit, if any; provided, however, that such payment shall not be required if and to the extent the Administrative Agent is holding funds as collateral pursuant to Section 6.03 with respect to such Long-Dated Letters of Credit. The Administrative Agent shall have exclusive dominion and control, including exclusive right of withdrawal, over the account in which such payment is deposited. Following the subsequent expiration, or surrender to the Issuing Bank, of any of a Borrower’s Long-Dated Letters of Credit, so long as no Event of Default then exists with respect to such Borrower, the Administrative Agent shall promptly return to such Borrower any funds the Administrative Agent is holding pursuant to this Section 2.18(h) for such Long-Dated Letter of Credit.

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SECTION 3. Representations of Borrowers. Each Borrower represents and warrants that (i) the representations and warranties of such Borrower set forth in Article 4 of the Credit Agreement are true on the date hereof and (ii) no Default with respect to such Borrower has occurred and is continuing on the date hereof.

SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6. Effectiveness. This Amendment shall become effective as of the date hereof when the Administrative Agent shall have received from each of the Borrowers, the Banks, the Issuing Bank and the Administrative Agent a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By:	/s/ Scott Sanders
Name: Scott Sanders
Title: Vice President and Treasurer

CONSOLIDATED EDISON, INC.

By:	/s/ Scott Sanders
Name: Scott Sanders
Title: Vice President and Treasurer

ORANGE AND ROCKLAND UTILITIES, INC.

By:	/s/ John E. Perkins
Name: John E. Perkins
Title: Treasurer

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JPMORGAN CHASE BANK, N.A., as Bank, Issuing Bank and Administrative Agent

By:	/s/ Peter Christensen
Name: Peter Christensen
Title: Vice President

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Bank: UBS Loan Finance LLC

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

[Amendment to the Credit Agreement]

Bank: TD Bank, N.A.

By:	/s/ Daniel Csillay
Name: Daniel Csillay
Title: Vice President

[Amendment to the Credit Agreement]

Bank: State Street Bank and Trust Company

By:	/s/ Mary H. Carey
Name: Mary H. Carey
Title: Vice President

[Amendment to the Credit Agreement]

Bank: The Royal Bank of Scotland PLC

By:	/s/ Tyler J. McCarthy
Name: Tyler J. McCarthy
Title: Director

[Amendment to the Credit Agreement]

Bank: THE NORTHERN TRUST COMPANY

By:	/s/ Daniel J. Boote
Name: Daniel J. Boote
Title: Senior Vice President

[Amendment to the Credit Agreement]

Bank: Morgan Stanley Bank, N.A.

By:	/s/ Scott Taylor
Name: Scott Taylor
Title: Authorized Signatory

[Amendment to the Credit Agreement]

Bank: Mizuho Corporate Bank, Ltd.

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager

[Amendment to the Credit Agreement]

Bank: KeyBank National Association

By:	/s/ Sherrie I. Manson
Name: Sherrie I. Manson
Title: Senior Vice President

[Amendment to the Credit Agreement]

Bank: HSBC Bank USA, N.A.

By:	/s/ Alexandra Barrows
Name: Alexandra Barrows
Title: Associate

[Amendment to the Credit Agreement]

Bank: Goldman Sachs Bank USA

By:	/s/ Lauren Day
Name: Lauren Day
Title: Authorized Signatory

[Amendment to the Credit Agreement]

Bank: William Street LLC

By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

[Amendment to the Credit Agreement]

Bank: Commerzbank AG New York and Grand Cayman Branches

By:	/s/ Claudia Rost
Name: Claudia Rost
Title: Director

By:	/s/ Svenja Freckmann
Name: Svenja Freckmann
Title: Associate

[Amendment to the Credit Agreement]

Bank: Citibank, N.A.

By:	/s/ J. Nicholas McKee
Name: J. Nicholas McKee
Title: Managing Director

[Amendment to the Credit Agreement]

Bank: The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By:	/s/ Chi-Cheng Chen
Name: Chi-Cheng Chen
Title: Vice President

[Amendment to the Credit Agreement]

Bank: The Bank of New York Mellon

By:	/s/ John Watt
Name: John Watt
Title: Vice President

[Amendment to the Credit Agreement]

Bank: Barclays Bank PLC

By:	/s/ May Huang
Name: May Huang
Title: Assistant Vice President

[Amendment to the Credit Agreement]

Bank: Bank of America, N.A.

By:	/s/ Mike Mason
Name: Mike Mason
Title: Director

[Amendment to the Credit Agreement]

Bank: Wells Fargo Bank, N.A.

By:	/s/ Keith Luettel
Name: Keith Luettel
Title: Vice President

[Amendment to the Credit Agreement]